Exhibit 12(b)

                  CONSENT OF SUTHERLAND, ASBILL & BRENNAN, LLP


                        Sutherland, Asbill & Brennan, LLP
                         1275 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2404


Tel: (202) 383-0100                                              Steven B. Boehm
Fax: (202) 637-3593                                 Direct Line:  (202) 383-0176



                                                April 24, 1998



College Retirement Equities Fund
730 Third Avenue
New York, New York  10017-3206


           Re:  Registration of Individual, Group and Tax-
                   Deferred Variable Annuity Certificates
                   (Registration Nos. 33-480 and 811-4415)
                   ---------------------------------------


Commissioners:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 29 to the above captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                Sincerely,

                                                SUTHERLAND, ASBILL & BRENNAN,
                                                LLP



                                                By:/s/ STEVEN B. BOEHM
                                                   -----------------------------
                                                       Steven B. Boehm